As filed with the Securities and Exchange Commission on January 10, 2019

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AIXIN LIFE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	84-1085935
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Hongxing International Business Building 2, 14th flr, No. 69 Qingyun Souve Ave., Jinjiang District

Chengdu City, Sichuan Province, China

(Address of Principal Executive Offices)

(Former name, former address and former fiscal year, if change since last report)

2019 Equity Incentive Plan

(Full Title of the Plan)

Quanzhong Lin, CEO

Hongxing International Business Building 2, 14th flr, No. 69
Qingyun Souve Ave., Jinjiang District

Chengdu City, Sichuan Province, China

86-313-6732526

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copy to:

Vincent J. McGill, Esq.

Mandelbaum Salsburg P.C.

1270 Avenue of the Americas, Suite 1808

New York, New York 10020

(212) 324-1876

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common stock, par value $0.001	5,000,000	$1.00	$5,000,000	$606

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of common stock, par value $0.001 (the “Shares”) of AiXin Life International, Inc. (the “Company” or the “Registrant”) issuable pursuant to (i) the 2019 Equity Incentive Plan (the “Plan”) and (ii) any additional shares that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction.

(2)	The per share and aggregate offering prices are estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low prices of a share of common stock on January 10, 2019 as reported by Yahoo Finance.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Item 1 and Item 2 of Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I have been or will be delivered to the participants in the Plan as required by Rule 428(b). These documents, which include the statement of availability required by Item 2 of Part I, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents of the Registrant, or AiXin Life International, Inc., a Colorado corporation, filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	Our Current report on Form 8-K filed with the SEC on December 14, 2017, as amended by those Forms 8-K/A filed with the SEC on each of February 15, 2018 and March 5, 2018, disclosing the information of Registrant required under general form for registration of securities on Form 10 (as amended, the “Super 8-K”);

(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on July 24, 2018

(c)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on September 17, 2018;

(d)	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 16, 2018;

(e)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(f)	the description of our common stock contained in the Super Form 8-K, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 7-108-402, 7-109-102, 7-109-103, 7-109-104, 7-109-105, 7-109-106, 7-109-107, 7-109-108, 7-109-109 and 7-109-110 of the Colorado Business Corporation Act provide for indemnification (and reimbursement or advancement of expenses, as applicable) of directors, officers, employees, fiduciaries and agents of Colorado corporations such as the Registrant, subject to certain limitations, and authorize such corporations to purchase and maintain insurance on behalf of such persons against any liability incurred in any such capacity or arising out of their status as such. Limitations under the Colorado Business Corporation Act include (i) prohibiting indemnification of a director in connection with a proceeding in which the director is adjudged liable to the corporation or to have derived an improper personal benefit, whether or not involving an in action an official capacity, and (ii) as otherwise may be limited by the corporations’ articles of incorporation. The Registrant currently does not have any insurance in effect, and its articles of incorporation do not limit the indemnification or advancement and reimbursement of expenses provided for under the Colorado Business Corporation Act.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8. EXHIBITS

Exhibit No.	Description

5.1	Opinion of Mandelbaum Salsburg P.C., counsel to the Registrant, as to the legality of the securities being registered.

10.1	2019 Equity Incentive Plan.

23.1	Consent of MJF & Associates, independent registered public accounting firm.

23.2	Consent of Mandelbaum Salsburg P.C (included in Exhibit 5.1).

Item 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on January 10, 2019.

AIXIN LIFE INTERNATIONAL, INC

By:	/s/ Quanzhong Lin
Quanzhong Lin
Its:	President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on January 10, 2019.

Name	Title

/s/ Quanzhong Lin	President, Chief Executive Officer and Director (Principal Executive Officer)
Quanzhong Lin

/s/ Guolu Lin	Chief Financial Officer and Director (Principal Financial Officer)